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                                                                      Exhibit 11

                   CENTENNIAL CELLULAR CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-Q

               For the Six Months Ended November 30, 1997 and 1996

                      COMPUTATION OF LOSS PER COMMON SHARE
                  (Amounts in thousands, except per share data)

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
                                                              Six Months Ended
                                                       ----------------------------------
                                                       November 30,          November 30,
                                                          1997                   1996
                                                        --------               --------
                                                                  (Unaudited)

Primary fully diluted:
Net Loss                                             $    (16,412)         $     (12,228)
Preferred stock dividends                                  (8,226)                (7,723)
                                                     ------------          -------------
Loss applicable to common shares                     $    (24,638)         $     (19,951)
                                                     ============          =============
Average number of common shares and common
      share equivalents outstanding
        Average number of common shares
        outstanding during this period                 26,601,000             26,932,000
        Add common share equivalents - Options
        to purchase common shares - net                   302,000                120,000
                                                     ------------          -------------
Average number of common shares and common
      share equivalents outstanding                    26,903,000 (A)         27,052,000 (A)
                                                     ============          =============
Loss per common share                                $       (.92)(A)      $        (.74)(A)
                                                     ============          =============

(A) In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is less than 3% or the effect is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include certain common share equivalents as their effect is anti-dilutive.


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